UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2003

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

Caribbean Clubs International, Inc.

 (Former name or former address, if changed, since last report)

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ITEM 1. Change in Control of Registrant.

On September 15, 2003, Mr. Fred W. Jackson resigned in his capacity as Chairman of the Company, and Mr. Mark C. Casolo, a director of the Company, was appointed Chairman of the Company by its Board of Directors. Mr. Jackson continued to remain a director and President of the Company. Concurrent with his appointment, Mr. Casolo received a stock purchase warrant to acquire 1,000,000 shares of the company at an exercise price per share of $0.001 during the term of the stock purchase warrant. The term of the stock purchase warrant is five years.  In connection with the appointment of the new Chairman and for certain other considerations, Mr. Jackson agreed to surrender and return back to the Company 2,044,170 shares of common stock of the Company.  Prior to his stock surrender, Mr. Jackson owned 3,544,170 shares of common stock of the Company.

The following table gives effect to the stock transactions described above. The table is based upon 9,465,305 shares of common stock of the Company which are issued and outstanding as of the date hereof.  Except as stated below, the address for each person below is 405 Park Avenue, 10th Floor, New York, New York 10022, the address of the Company.

Percentage of

Common Stock

Common Stock

Beneficially

Beneficially

Name

Owned(1)

Owned

Fred W. Jackson, Jr.(2)

1,500,000

15.8%

Mark C. Casolo(2)(3)

1,956,580

17.2%

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(1). “Beneficial owned" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). The amount excludes any stock options that may be granted to each such person in connection with a stock option plan to be established by the Company.

(3). Mr. Casolo is Senior Vice-President-Corporate Finance of McGinn, Smith & Co., Inc. The amount represents a stock purchase warrant held by McGinn Smith to acquire 956,580 shares of common stock of the Company and a stock purchase warrant held by Mr. Casolo to acquire 1,000,000 shares of the common stock of the Company.

ITEM 5. Other Events and Regulation FD Disclosure.

On September 15, 2003, Mr. Fred W. Jackson resigned in his capacity as Chairman of the Company, and Mr. Mark C. Casolo, a director of the Company, was appointed Chairman of the Company by its Board of Directors. Mr. Jackson continued to remain a director and President of the Company.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITEM 7. Financial Statements and Exhibits.

Exhibit 10.4 Stock Purchase Warrant dated September 15, 2003 in favor of Mark C. Casolo.

                                                   CCI Group, Inc.

Date: September 29, 2003

                                                    /s/ Fred W. Jackson, Jr.

                                                    Fred W. Jackson, Jr.

                                                    President

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